Exhibit 99.1

NetScout Systems Reports First Quarter Financial Results for Fiscal 2007

    WESTFORD, Mass.--(BUSINESS WIRE)--July 26, 2006--

    EPS Up 100% Year over Year
    3 Million Additional Share Repurchase Announced
    Fiscal 2007/2008 EPS Growth to Exceed 40%

    NetScout Systems, Inc. (NASDAQ:NTCT), a leading provider of network performance management solutions, today announced financial results for its first quarter of fiscal year 2007.
    Total revenue for the first quarter was $23.6 million, flat year-over-year and a 9% decrease sequentially. Net income for the first quarter was $1.4 million, or $0.04 per diluted share, compared to net income of $652,000, or $0.02 per diluted share, in the first quarter of fiscal year 2006 and compared to net income of $1.8 million, or $0.06 per diluted share, for the previous quarter. Operating income for the quarter was $1.1 million, which includes stock-based compensation expense of $387,000 and amortization of intangible assets of $143,000.
    "We were disappointed that our first quarter results came in below our original expectation. We historically experience seasonal weakness in the first quarter, but this year's seasonality was accentuated by an unusual softness in Europe. After careful review of our first quarter performance and outlook for the remainder of this fiscal year and beyond, we believe this is a temporary slowdown. We remain confident about our competitive position in an attractive and growing market," said Anil Singhal, President and CEO of NetScout Systems. "The underlying drivers of our revenue and market share growth remain intact, evidenced by strong new product flow and expanding sales force. We remain focused on tight expense control and expanding operating margins as we have over the last several years. Based on these factors, we remain confident about full year EPS growth for fiscal 2007 and 2008 of 40 percent or more. Because of our confidence in the future of our business, we are announcing today an expansion of our existing stock repurchase program which enables us to purchase up to three million shares in addition to the 850,000 shares currently authorized for repurchase, using our strong cash flow to provide increased returns to shareholders," he added.
    During the quarter NetScout released two new products based upon its next generation Application Fabric Performance Management architecture -- nGenius Analytics and Application Fabric Monitor. The new products are market-leading solutions that proactively identify and resolve performance problems faster and assure business service reliability in increasingly complex, high-speed networks.

    Guidance:

    For the second quarter of fiscal year 2007, the Company expects total revenue to be in the range of $25 million to $26 million and net income per diluted share to be in the range of $0.05 to $0.06. The Company modifies its long-range guidance for net income per diluted share to grow by 40% or more in each of fiscal years 2007 and 2008.

    Financial Highlights for the First Fiscal Quarter 2007:

    -- Product revenue decreased 5% year-over-year and 17 % sequentially. Total revenue was flat year-over-year and down 9% sequentially.

    -- Operating margin was 4% of total revenue, up 2 points year-over-year and down 4 points sequentially.

    -- Cash and short and long-term marketable securities increased by $3.3 million to $90.8 million in the first quarter. The increase in cash was provided by strong positive cash flow from operations, as well as a one-time federal tax refund of $1.1 million.

    --  32 new customers were added worldwide.

    --  261 customers made repeat purchases.

    --  47 customers placed orders over $100,000.

    --  16% of total revenue came from international operations.

    CONFERENCE CALL INSTRUCTIONS:

    The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company's website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 706-634-5113 for international callers and using conference ID:
2920982. A replay of the call will be available after 7:30 p.m. ET on July 26 for approximately two weeks. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 2920982.

    About NetScout Systems, Inc.

    NetScout Systems, Inc. (NASDAQ:NTCT) is a market leader and pioneer of integrated network performance management products that unify performance across the enterprise. NetScout's nGenius(R) Performance Management System is helping more than 3,000 leading companies increase their return on infrastructure investments by optimizing the performance of networks and applications according to business priorities. NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

    Safe Harbor:

    Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company's relationships with strategic partners, dependence upon broad-based acceptance of the Company's network performance management solutions, the Company's ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius product platform probes and software solutions, High Definition Performance Management functionality, the analytic solutions acquired from Quantiva and the implementation of the Company's CDM Technology strategy, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology, and risks of further slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
    (C)2006 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo, nGenius, and Quantiva are registered trademarks of NetScout Systems, Inc. Other brands, product names and trademarks are property of their respective owners.


                       NetScout Systems, Inc.
            Condensed Consolidated Statements of Operations
                          (In thousands)
                            (Unaudited)

                                                   Three Months Ended
                                                         June 30,
                                                     -----------------
                                                        2006     2005
                                                     -------- --------
Revenue:
   Product                                           $14,227  $15,046
   Service                                             9,348    8,271
   License and royalty                                     -      184
                                                     -------- --------
      Total revenue                                   23,575   23,501
                                                     -------- --------

Cost of revenue:

     Product (1), (2)                                  3,856    4,626
     Service (1)                                       1,267    1,257
                                                     -------- --------
       Total cost of revenue                           5,123    5,883
                                                     -------- --------

Gross margin                                          18,452   17,618
                                                     -------- --------

Operating expenses:

   Research and development (1)                        4,422    4,614
   Sales and marketing (1)                            10,830   10,022
   General and administrative (1)                      2,106    2,286
   Amortization of other intangible assets                39       32
   In-process research and development                     -      143
                                                     -------- --------
       Total operating expenses                       17,397   17,097
                                                     -------- --------

Income from operations                                 1,055      521
Interest income and other expenses, net                1,015      515
                                                     -------- --------
Income before income tax expense and cumulative
 effect of accounting change                           2,070    1,036
Income tax expense                                       766      384
                                                     -------- --------
Income before cumulative effect of accounting change   1,304      652
Cumulative effect of accounting change, net of taxes
 of $41                                                   70        -
                                                     -------- --------
Net income                                            $1,374     $652
                                                     ======== ========


Earnings Per Common Share
  Basic
    Income before cumulative effect of accounting
     change                                            $0.04    $0.02
    Cumulative effect of accounting change                $-       $-
    Net income per share                               $0.04    $0.02

  Diluted
    Income before cumulative effect of accounting
     change                                            $0.04    $0.02
    Cumulative effect of accounting change                $-       $-
    Net income per share                               $0.04    $0.02

Weighted Average Shares Outstanding:
  Basic shares                                        31,480   30,840
  Diluted shares                                      33,049   31,413


(1) Share-based compensation expense included in these
 amounts are as follows:
    Cost of product revenue                                9        -
    Cost of service revenue                               13        -
    Research and development                             133       59
    Sales and marketing                                  157       20
    General and administrative                            75        -

(2) Amortization expense related to acquired software
    included in these amounts are as follows:
    Cost of product revenue                              104       87


                        NetScout Systems, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)
                              (Unaudited)
                                                   June 30, March 31,
                                                      2006      2006
                                                ----------- ---------

Assets
Current assets:
   Cash and cash equivalents                       $51,999   $61,676
   Marketable securities                            32,761    19,810
   Accounts receivable, net                         15,021    16,765
   Inventories                                       4,386     2,816
   Refundable income taxes                             202       985
   Deferred income taxes                             2,837     2,896
   Restricted Cash                                   1,342     1,339
   Prepaids and other current assets                 2,953     3,119
                                                ----------- ---------

      Total current assets                         111,501   109,406

Fixed assets, net                                    7,757     7,577
Goodwill                                            36,561    36,561
Other intangible assets, net                           872     1,015
Capitalized software development costs                 293       312
Deferred income taxes                                4,803     4,889
Long-term marketable securities                      6,030     5,979
Other assets                                            13        16
                                                ----------- ---------
        Total assets                              $167,830  $165,755
                                                =========== =========


Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                 $2,469    $2,727
   Accrued compensation                              7,490     8,635
   Accrued other                                     2,139     2,325
   Income tax payable                                  467         -
   Deferred acquisition payment - Quantiva           1,342     1,339
   Deferred revenue                                 21,747    21,382
                                                ----------- ---------

      Total current liabilities                     35,654    36,408

Accrued other                                        1,103     1,157
Long-term deferred revenue                           1,248     1,599
                                                ----------- ---------
       Total liabilities                            38,005    39,164
                                                ----------- ---------

Stockholders' equity:
   Common stock                                         36        35
   Additional paid-in capital                      117,494   120,057
   Accumulated other comprehensive income             (134)     (122)
   Deferred compensation                                 -    (4,434)
   Treasury stock                                  (26,490)  (26,490)
   Retained earnings                                38,919    37,545
                                                ----------- ---------

      Total stockholders' equity                   129,825   126,591
                                                ----------- ---------

        Total liabilities and stockholders'
         equity                                   $167,830  $165,755
                                                =========== =========

    CONTACT: NetScout Systems, Inc.
             Catherine Taylor, 978-614-4286
             IR@netscout.com